CERTIFICATION OF
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

      Pursuant to 18 U.S.C. Sec.1350, the undersigned, Derek L. Caldwell, who is the President and Chief Executive Officer of Lincoln International Corporation (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-QSB for the quarter ended October 31, 2004, (the "Report") fully complies with the requirements of Sec.13(a) or Sec.15(d) as applicable, of the Securities Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                    /s/ DEREK L. CALDWELL
                                    --------------------------------------------
                                    Name:  Derek L. Caldwell

                                    Title: President and Chief Executive Officer
                                    Date:  July 22, 2005